EXHIBIT (99)(a)

EARNINGS RELEASE

April 20, 2026

Contact:	William D. Cable, Sr.
President and Chief Executive Officer

Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

828-464-5620

For Immediate Release

PEOPLES BANCORP ANNOUNCES FIRST QUARTER 2026 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported first quarter 2026 results with highlights as follows:

First quarter 2026 highlights:

•

Net earnings were $4.4 million or $0.83 per share and $0.80 per diluted share for the three months ended March 31, 2026, as compared to $4.3 million or $0.82 per share and $0.79 per diluted share for the same period one year ago.

•	Cash dividends were $0.38 per share for the three months ended March 31, 2026, compared to $0.36 per share for the prior year period.
•	Total loans were $1.24 billion at March 31, 2026, compared to $1.20 billion at December 31, 2025.
•	Non-performing assets were $4.8 million or 0.28% of total assets at March 31, 2026, compared to $4.2 million or 0.25% of total assets at December 31, 2025.
•	Total deposits were $1.54 billion at March 31, 2026, compared to $1.51 billion at December 31, 2025.
•	Core deposits, a non-GAAP measure, were $1.40 billion or 90.70% of total deposits at March 31, 2026, compared to $1.35 billion or 89.44% of total deposits at December 31, 2025.
•	Net interest margin was 3.68% for the three months ended March 31, 2026, compared to 3.51% for the three months ended March 31, 2025.

Net earnings were $4.4 million or $0.83 per share and $0.80 per diluted share for the three months ended March 31, 2026, compared to $4.3 million or $0.82 per share and $0.79 per diluted share for the prior year period. William D. Cable, Sr., President and Chief Executive Officer, attributed the increase in first quarter net earnings to an increase in net interest income, which was partially offset by an increase in the provision for credit losses and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $15.1 million for the three months ended March 31, 2026, compared to $13.9 million for the three months ended March 31, 2025. The increase in net interest income is due to a $906,000 increase in interest income and a $253,000 decrease in interest expense. The increase in interest income is primarily due to a $1.5 million increase in interest income and fees on loans, which was partially offset by a $109,000 decrease in interest income on balances due from banks and a $442,000 decrease in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans. The decrease in interest income on balances due from banks is due to a decrease in average balances outstanding and rate decreases implemented by the Federal Reserve. The decrease in interest income on investment securities is due to a reduction in balances outstanding and decreases in yields on variable rate securities. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities resulting from rate decreases implemented by the Federal Reserve. Net interest income after the provision for credit losses was $14.5 million for the three months ended March 31, 2026, compared to $13.7 million for the three months ended March 31, 2025. The provision for credit losses for the three months ended March 31, 2026 was $560,000, compared to $268,000 for the three months ended March 31, 2025.The increase in the provision for credit losses is primarily attributable to a $38.9 million increase in total loans from December 31, 2025 to March 31, 2026, compared to a $13.7 million increase in total loans from December 31, 2024 to March 31, 2025.

Non-interest income was $6.5 million for the three months ended March 31, 2026 and 2025. A $422,000 decrease in appraisal management fee income due to a decrease in appraisal volume was partially offset by a $108,000 increase in mortgage banking income due to an increase in secondary mortgage market activity, a $238,000 increase in miscellaneous non-interest income primarily due to an increase in income on Small Business Investment Company (SBIC) investments and a $32,000 increase in insurance and brokerage commissions.

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Non-interest expense was $15.4 million for the three months ended March 31, 2026, compared to $14.6 million for the three months ended March 31, 2025. The increase in non-interest expense is primarily attributable to a $458,000 increase in salaries and employee benefits expense primarily due to increases in health insurance and restricted stock expenses, a $279,000 increase in occupancy expense primarily due to an increase in furniture and equipment maintenance/service contract expenses, and a $379,000 increase in other non-interest expense primarily due to increases in consulting and debit card expenses. The increases in non-interest expense were partially offset by a $324,000 decrease in appraisal management fee expense due to a decrease in appraisal volume.

Income tax expense was $1.3 million for the three months ended March 31, 2026 and 2025. The effective tax rate was 22.13% for the three months ended March 31, 2026, compared to 22.85% for the three months ended March 31, 2025. The decrease in the effective tax rate is primarily due to the North Carolina corporate income tax rate decreasing from 2.25% to 2.00% effective January 1, 2026 and the revaluation of the deferred tax asset due to further upcoming reductions in the North Carolina corporate income tax rate.

Total assets were $1.73 billion as of March 31, 2026, compared to $1.70 billion as of December 31, 2025. Available for sale securities were $370.1 million as of March 31, 2026, compared to $377.4 million as of December 31, 2025. Total loans were $1.24 billion as of March 31, 2026, compared to $1.20 billion at December 31, 2025.

Non-performing assets were $4.8 million or 0.28% of total assets at March 31, 2026, compared to $4.2 million or 0.25% of total assets at December 31, 2025. Non-performing assets comprise $3.6 million in residential mortgage loans and $1.2 million in commercial mortgage loans at March 31, 2026, compared to $3.6 million in residential mortgage loans and $533,000 in commercial mortgage loans at December 31, 2025.

The allowance for credit losses on loans was $10.5 million or 0.84% of total loans at March 31, 2026, compared to $10.1 million or 0.84% of total loans at December 31, 2025. The allowance for credit losses on loans increased $332,000 primarily due to a $38.9 million increase in total loans from December 31, 2025 to March 31, 2026. The allowance for credit losses on unfunded commitments was $1.6 million at March 31, 2026, compared to $1.4 million at December 31, 2025. The increase in the allowance for credit losses on unfunded commitments was due to a $5.7 million increase in unfunded loan commitments from December 31, 2025 to March 31, 2026. The allowance for credit losses on unfunded commitments is included in other liabilities on the Company’s consolidated balance sheets. Management believes the current level of the allowance for credit losses is adequate; however, there is no guarantee that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.54 billion as of March 31, 2026, compared to $1.51 billion as of December 31, 2025. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of less than $250,000, were $1.40 billion at March 31, 2026, compared to $1.35 billion at December 31, 2025. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability. Certificates of deposit in amounts of $250,000 or more totaled $143.7 million at March 31, 2026, compared to $160.4 million December 31, 2025.

Junior subordinated debentures were $15.5 million at March 31, 2026 and December 31, 2025. Shareholders’ equity was $158.1 million, or 9.12% of total assets, at March 31, 2026, compared to $157.1 million, or 9.23% of total assets, at December 31, 2025.

Peoples Bank operates 15 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg and Iredell Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

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Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

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CONSOLIDATED BALANCE SHEETS
March 31, 2026 and 2025
(Dollars in thousands)

	March 31, 2026	December 31, 2025	March 31, 2025
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$31,870	$27,721	$32,372
Interest-bearing deposits	29,386	30,384	70,148
Cash and cash equivalents	61,256	58,105	102,520

Investment securities available for sale	370,139	377,363	374,350
Other investments	2,604	2,595	2,674
Total securities	372,743	379,958	377,024

Mortgage loans held for sale	1,662	1,136	544

Loans	1,243,250	1,204,388	1,152,080
Less: Allowance for credit losses on loans	(10,458)	(10,126)	(10,047)
Net loans	1,232,792	1,194,262	1,142,033

Premises and equipment, net	14,133	14,162	15,074
Cash surrender value of life insurance	17,967	17,837	17,796
Accrued interest receivable and other assets	33,925	36,688	37,994
Total assets	$1,734,478	$1,702,148	$1,692,985

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$407,979	$394,563	$412,761
Interest-bearing demand, MMDA & savings	806,589	760,883	756,241
Time, $250,000 and over	143,219	160,389	148,352
Other time	182,770	193,390	200,215
Total deposits	1,540,557	1,509,225	1,517,569

Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	20,340	20,341	21,444
Total liabilities	1,576,361	1,545,030	1,554,477

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,461,490 shares at 3/31/26, 5,459,441 shares at 12/31/25, 5,459,441 shares at 3/31/25	48,782	48,708	48,708
Common stock held by deferred compensation trust, at cost; 151,721 shares at 3/31/26, 150,288 shares at 12/31/25, 161,680 shares at 3/31/25	(1,564)	(1,510)	(1,842)
Deferred compensation	1,564	1,510	1,842
Retained earnings	137,968	135,645	123,439
Accumulated other comprehensive loss	(28,633)	(27,235)	(33,639)
Total shareholders' equity	158,117	157,118	138,508

Total liabilities and shareholders' equity	$1,734,478	$1,702,148	$1,692,985

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CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2026 and 2025
(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2026	2025
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$17,473	$16,016
Interest on due from banks	241	350
Interest on investment securities:
U.S. Government sponsored enterprises	1,921	2,261
State and political subdivisions	694	694
Other	547	649
Total interest income	20,876	19,970

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	2,887	2,652
Time deposits	2,669	3,133
Junior subordinated debentures	217	241
Total interest expense	5,773	6,026

NET INTEREST INCOME	15,103	13,944
PROVISION FOR CREDIT LOSSES	560	268
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	14,543	13,676

NON-INTEREST INCOME:
Service charges	1,401	1,412
Other service charges and fees	178	186
Gain/(loss) on sale of securities	-	(4)
Mortgage banking income	135	27
Insurance and brokerage commissions	269	237
Appraisal management fee income	2,620	3,042
Miscellaneous	1,867	1,629
Total non-interest income	6,470	6,529

NON-INTEREST EXPENSES:
Salaries and employee benefits	7,246	6,788
Occupancy	2,307	2,028
Appraisal management fee expense	2,095	2,419
Other	3,717	3,338
Total non-interest expense	15,365	14,573

EARNINGS BEFORE INCOME TAXES	5,648	5,632
INCOME TAXES	1,250	1,287

NET EARNINGS	$4,398	$4,345

PER SHARE AMOUNTS
Basic net earnings	$0.83	$0.82
Diluted net earnings	$0.80	$0.79
Cash dividends	$0.38	$0.36
Book value	$29.78	$26.14

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FINANCIAL HIGHLIGHTS
For the three months ended March 31, 2026 and 2025, and the year ended December 31, 2025
(Dollars in thousands)

	Three months ended		Year ended
	March 31,		December 31,
	2026	2025	2025
	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$410,359	$433,212	$418,469
Loans	1,222,522	1,142,331	1,165,212
Earning assets	1,663,131	1,611,620	1,653,293
Assets	1,712,284	1,651,336	1,695,711
Deposits	1,527,738	1,490,822	1,525,479
Shareholders' equity	155,796	130,353	148,795

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.68%	3.51%	3.57%
Return on average assets	1.04%	1.07%	1.17%
Return on average shareholders' equity	11.45%	13.52%	13.33%
Average shareholders' equity to total average assets	9.10%	7.89%	8.77%

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	March 31, 2026	March 31, 2025	December 31, 2025
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$10,458	$10,047	$10,126
Allowance for credit losses on unfunded commitments	1,563	1,286	1,403
Provision for credit losses (2)	560	268	938
Charge-offs (2)	(163)	(112)	(852)
Recoveries (2)	95	81	347

ASSET QUALITY:
Non-accrual loans	$4,846	$4,983	$4,176
90 days past due and still accruing	-	-	-
Other real estate owned	-	125	-
Total non-performing assets	$4,846	$5,108	$4,176
Non-performing assets to total assets	0.28%	0.30%	0.25%
Allowance for credit losses on loans to non-performing assets	215.81%	196.69%	242.48%
Allowance for credit losses on loans to total loans	0.84%	0.87%	0.84%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.24%	0.24%	0.24%
Risk Grade 2 (high quality)	19.66%	19.97%	19.42%
Risk Grade 3 (good quality)	73.25%	71.45%	72.92%
Risk Grade 4 (management attention)	6.16%	7.35%	6.71%
Risk Grade 5 (watch)	0.25%	0.42%	0.30%
Risk Grade 6 (substandard)	0.44%	0.57%	0.41%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At March 31, 2026, including non-accrual loans, there were no relationships exceeding $1.0 million Watch and Substandard risk grades. At March 31, 2025, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade, which totaled $1.5 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.

(1)

This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.58% and is reduced by the related nondeductible portion of interest expense.

(2)	For the three months ended March 31, 2026 and 2025, and the year ended December 31, 2025.

(END)

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